[GRAPHIC OMITTED] Aspen

                                                                    EXHIBIT 99.1

PRESS RELEASE

      ASPEN INSURANCE HOLDINGS DISCLOSES ESTIMATED IMPACT ON THIRD QUARTER
                EARNINGS FROM FLORIDA STORMS AND TYPHOON SONGDA

HAMILTON, BERMUDA, OCTOBER 13, 2004 -- Aspen Insurance Holdings Limited (NYSE:
AHL; BSX: AHL BH) today announced that, based on anticipated total industry losses from hurricanes Charley, Frances, Ivan and Jeanne of at least $30 billion, its estimated losses from the hurricanes will have a negative impact on its third quarter earnings of approximately $135 million, net of reinsurance and tax. Additionally, the Company estimates that losses from Typhoon Songda could reduce its third quarter earnings by $13 million, net of reinsurance and tax.

Aspen has received relatively few formal claims advices from clients, particularly in the cases of Ivan and Jeanne. The estimates are therefore based on the Company's view of total industry losses and an extensive review of its clients' exposures. There remains, however, a significant level of uncertainty and as a result, the actual impact on the Company from these storms could differ materially from the stated estimates.

Chris O'Kane, Chief Executive Officer, commented: "Due to the rapid succession and overlapping footprint of the Florida storms, loss adjustment issues are complicating the claims process and delaying the reporting of claims at the reinsurance level. Nevertheless, we believe that industry losses of this magnitude are likely to have a significant impact on trading conditions leading to increases in price and improvement in terms and conditions for wind exposed property business in the US."

ABOUT ASPEN INSURANCE HOLDINGS LIMITED

Aspen Insurance Holdings Limited (Aspen) was established in June 2002. Aspen is a Bermudian holding company that provides property and casualty reinsurance in the global market, property and liability insurance principally in the United
Kingdom and surplus lines insurance in the United States. Aspen's operations are conducted through its wholly owned subsidiaries located in London, Bermuda and the United States: Aspen Insurance UK Limited (Aspen Re), Aspen Insurance
Limited (Aspen), Aspen Specialty Insurance Company (Aspen Specialty) and Aspen
Re America Inc (Aspen Re America). Aspen's reinsurance segment consists of property reinsurance, casualty reinsurance and specialty reinsurance lines of business. Aspen's insurance segment consists of commercial property, commercial liability, marine and aviation, and U.S. surplus insurance lines of business.
Aspen's principal existing shareholders include The Blackstone Group, Candover
Partners Limited, Wellington Underwriting plc and Credit Suisse First Boston
Private Equity.

APPLICATION OF THE SAFE HARBOR OF THE PRIVATE SECURITIES LITIGATION REFORM ACT
OF 1995:

This press release contains forward-looking statements about the effect of claims resulting from storms in the third quarter on the Company's results of operations and financial position and their impact on pricing and terms and conditions. These statements are subject to the Private Securities Litigation
Reform Act of 1995 and are based on management's current estimates, assumptions and projections. Actual results may differ materially from those projected in the forward-looking statements for a variety of reasons. Among other things, these forward-looking statements could be affected by the total industry losses resulting from these storms, the actual number of the Company's insureds incurring losses from these storms, the limited actual loss reports received from the Company's insureds to date, the Company's reliance on industry loss estimates and those generated by modeling techniques, the amount and timing of losses actually incurred and reported by insureds to the Company, the preliminary nature of the range of loss estimates to date from the insurance industry, the limited ability of claims personnel of insureds to make inspections and assess claims of losses to date, the inherent uncertainties of establishing estimates and reserves for losses and loss adjustment expenses, the impact of these storms on the Company's reinsurers,, the amount and timing of reinsurance recoverables and reimbursements actually received by the Company from its reinsurers and the overall level of competition, and the related demand and supply dynamics, in the wind exposed property reinsurance lines as contracts come up for renewal.

These and other events that could cause the Company's actual results to differ are discussed in detail in "Risk Factors" contained in Item 1 of the Company's
Annual Report on Form 10-K for the year ended December 31, 2003 filed with the
Securities and Exchange Commission. We undertake no obligation to publicly correct or update any forward-looking statements.

                                    - ENDS -

INVESTOR CONTACTS:

ASPEN INSURANCE HOLDINGS LIMITED              T +441-297-9382
Noah Fields, Head of Investor Relations
Julian Cusack, Chief Financial Officer

US CONTACTS:

THE ABERNATHY MACGREGOR GROUP                 T +212-371-5999
Carina Thate
Jason Thompson

UK CONTACTS:

THE MAITLAND CONSULTANCY                      T +44 20 7379 5151
Emma Burdett
Annabel Tuck